INFORMATION STATEMENT PURSUANT TO
SECTION 14(C) OF THE SECURITIES EXCHANGE ACT OF 1934

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URBAN BARNS FOODS INC.
(Name of registrant as specified in its charter)

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URBAN BARNS FOODS INC.

Nevada	333-145897	n/a
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7170 Glover Road Milner, British Columbia, Canada	V0X 1T0
(Address of principal executive offices)	(Zip Code)

(604) 888-0420
Registrant’s telephone number, including area code

INFORMATION STATEMENT
Pursuant to Regulation 14C of the Securities Exchange Act of 1934

URBAN BARNS FOODS INC.
7170 Glover Drive
Milner, British Columbia
Canada V0X 1T0

WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND US A PROXY

This Information Statement is being circulated to the shareholders of Urban Barns Foods, Inc., a Nevada corporation (which we refer to in this information statement as “we”, “us”, or “our”), in connection with the taking of corporate action without a meeting upon the written consent (the "Written Consent") of the holders of a majority of the outstanding shares of our $0.001 par value Class A common stock (the "Class A Common Stock") and shares of our $0.001 par value Class B common stock (the “Class B Common Stock”). The names of the shareholders who signed the Written Consent and their respective equity ownership are as follows: (i) Meikleham Family Trust holding of record 10,000,000 shares of Class A Common Stock and 1,087,500 shares of Class B Common Stock (31.0%); and (ii) Benne Family Trust holding of record 5,000,000 shares of Class A Common Stock and 1,087,500 shares of Class B Common Stock (25.8%).

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

As more completely described below, the matter upon which action was taken was to consider and vote upon a proposal to authorize the Board of Directors to effect a reverse stock split of one-for-two hundred (1:200) shares of the Company's outstanding Class A Common Stock (the “Reverse Stock Split”), depending upon a determination by the Board of Directors that a Reverse Stock Split is in the best interests of the Company and its Shareholders with such post-split shares of common stock being referred to herein as the "New Class A Common Stock";

The date, time and place at which action was taken by written consent on the matters to be acted upon was June 2, 2011 with an effective date of the Reverse Stock Split of approximately June 27, 2011.

This information statement is being sent or given to security holders on approximately June 23, 2011.

Please note that this is not a request for your vote or a proxy statement, but rather an information statement designed to inform you of the proposed Reverse Stock Split. No action is requested or required on your part.

RECORD DATE AND VOTING SECURITIES

On June 2, 2011, the Board of Directors authorized and approved, subject to shareholder approval, the corporate action, which the Board of Directors deemed to be in our best interests and our shareholders. The Board of Directors further authorized the preparation and circulation of this information statement and a shareholders' consent to the holders of a majority of the outstanding shares of our Class A Common Stock and Class B Common Stock.

There are currently 53,804,758 shares of our Class A Common Stock outstanding, and each share of Class A Common Stock is entitled to one vote. There are currently 2,500,000 shares of our Class B Common Stock outstanding and each share of Class B Common Stock is entitled to twenty votes. The Written Consent of ten (10) or less of our shareholders holding at least a majority of the voting power of our Class A Common Stock and Class B Common Stock  issued and outstanding is necessary to approve the matters being considered. The record date for determining shareholders entitled to vote or give approval via the Written Consent was June 2, 2011 (the "Record Date"). Except for the Class A Common Stock and the Class B Common Stock, there was no other class of voting securities outstanding at the Record Date.

The matters upon which action was taken was the approval of the Reverse Stock Split.

The cost of this Information Statement, consisting of printing, handling and mailing of the Information Statement and related material, and the actual expense incurred by brokerage houses, custodians, nominees and fiduciaries in forwarding the Information Statement to the beneficial owners of the shares of Common Stock, will be paid by us.

EFFECTIVE DATE OF THE REVERSE STOCK SPLIT

The Board of Directors has authorized, subject to Shareholder approval, a Reverse Stock Split of one-for-two hundred shares of our outstanding Class A Common Stock that may be effected by the Board depending on market conditions. The intent of the Reverse Stock Split is to increase the marketability and liquidity of the Class A Common Stock.

The Reverse Stock Split was approved by the Shareholders pursuant to the Written Consent. The Reverse Stock Split will be effected upon a determination by the Board of Directors that the Reverse Stock Split is in the best interests of the Company and the Shareholders. In the Board's judgment, the Reverse Stock Split would result in the greatest marketability and liquidity of the Class A  Common Stock, based upon prevailing market conditions, the proposed public offering described below, on the likely effect on the market price of the Class A Common Stock and other relevant factors.

It is proposed that the Reverse Stock Split will become effective by approximately June 27, 2011 or on any other date (the "Effective Date") selected by FINRA upon filing the appropriate documentation with FINRA. If no Reverse Stock Split is effected by such date, the Board of Directors may take action to abandon the Reverse Stock Split without further Shareholder action.

Purposes And Effects of the Reverse Stock Split

Consummation of the Reverse Stock Split will not alter the number of authorized shares of Class A Common Stock. The Class A Common Stock is listed for trading on the OTC Markets under the symbol “URBF”. On the Record Date, the reported closing price of the Class A Common Stock on the OTC Markets was approximately $0.03 per share. Management intends to effect a Reverse Stock Split at a level of one-to-two hundred, which it believes will result in attaining both of its goals of achieving a higher per-share price and increasing the marketability and liquidity of the Company's Class A Common Stock.

Additionally, the Board of Directors believes that the current per-share price of the Class A Common Stock has limited the effective marketability of the Class A Common Stock because of the reluctance of many brokerage firms and institutional investors to recommend lower-priced stocks to their clients or to hold them in their own portfolios. Certain policies and practices of the securities industry may tend to discourage individual brokers within those firms from dealing in lower-priced stocks. Some of those policies and practices involve time-consuming procedures that make the handling of lower priced stocks economically unattractive. The brokerage commission on a sale of lower-priced stock may also represent a higher percentage of the sale price than the brokerage commission on a higher priced issue. Any reduction in brokerage commissions resulting from the Reverse Stock Split may be offset, however, in whole or in part, by increased brokerage commissions required to be paid by stockholders selling "odd lots" created by such Reverse Stock Split.

On the Record Date the number of record holders of the Class A Common Stock was approximately 81 and the number of beneficial holders of Class A Common Stock was estimated to be approximately 200. We do not anticipate that any Reverse Stock Split will result in a significant reduction in the number of such holders, and do not currently intend to effect any Reverse Stock Split that would result in a reduction in the number of holders.

The Reverse Stock Split would have the following effects upon the number of shares of Class A Common Stock outstanding (53,804,758 shares as of the Record Date) assuming that no additional shares of Class A Common Stock are issued by the Company after the Record Date and that the Reverse Stock Split is effected and without taking into account any increase in the number of outstanding shares. The Class A Common Stock will continue to be $0.001 par value common stock following any Reverse Stock Split and the number of shares of Class C Common Stock outstanding will be reduced. The following example is intended for illustrative purposes.

Reverse Stock Split	Common Stock Outstanding Before Reverse Stock Split	Common Stock Outstanding After Reverse Stock Split
1 for 200	53,804,758	269,024

At the Effective Date, each share of the Class A Common Stock issued and outstanding immediately prior thereto (the "Old Class A Common Stock"), will be reclassified as and changed into the appropriate fraction of a share of our Class A Common Stock, $0.001 par value per share (the "New Class A Common Stock"), subject to the treatment of fractional share interests as described below. No certificates or scrip representing fractional share interests in the New Class A Common Stock will be issued, and no such fractional share interest will entitle the holder thereof to vote or to any rights of a shareholder of the Company. In lieu of any such fractional share interest, each holder of Old Class A Common Stock in excess of 0.50% interest who would otherwise be entitled to receive a fractional share of New Class A Common Stock will in lieu receive one full share upon surrender of certificates formerly representing Old Class A Common Stock held by such holder.

Federal Income Tax Consequences of the Reverse Stock Split

The following is a summary of the material federal income tax consequences of the proposed Reverse Stock Split. This summary does not purport to be complete and does not address the tax consequences to holders that are subject to special tax rules, such as banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, nonresident alien individuals, broker-dealers and tax-exempt entities. This summary is based on the Internal Revenue Code of 1986, as amended (the "Code"), Treasury regulations and proposed regulations, court decisions and current administrative rulings and pronouncements of the Internal Revenue Service ("IRS"), all of which are subject to change, possibly with retroactive effect, and assumes that the New Class A Common Stock will be held as a "capital asset" (generally, property held for investment) as defined in the Code. Holders of Old Class A Common Stock are advised to consult their own tax advisers regarding the federal income tax consequences of the proposed Reverse Stock Split in light of their personal circumstances and the consequences under state, local and foreign tax laws.

     1.   The Reverse Stock Split may qualify as a recapitalization described in Section 368(a)(1)(E) of the Code.

     2.   No gain or loss will be recognized by the Company in connection with the Reverse Stock Split.

     3.   No gain or loss will be recognized by a shareholder who exchanges all of his shares of Old Class A Common Stock solely for shares of New Class A Common Stock.

     4.   The aggregate basis of the shares of New Class A Common Stock to be received in the Reverse Stock Split (including any whole shares received in lieu of fractional shares) will be the same as the aggregate basis of the shares of Old Class A Common Stock surrendered in exchange therefore.

     5.   The holding period of the shares of New Class A Common Stock to be received in the Reverse Stock Split (including any whole shares received in lieu of fractional shares) will include the holding period of the shares of Old Class A Common Stock surrendered in exchange therefor.

THE FOREGOING SUMMARY IS INCLUDED FOR GENERAL INFORMATION ONLY. ACCORDINGLY, EACH HOLDER OF CLASS A COMMON STOCK OF THE COMPANY IS URGED TO CONSULT WITH HIS OWN TAX ADVISER WITH RESPECT TO THE TAX CONSEQUENCES OF THE PROPOSED REVERSE STOCK SPLIT, INCLUDING THE APPLICATION AND EFFECT OF THE LAWS OF ANY STATE, MUNICIPAL, FOREIGN OR OTHER TAXING JURISDICTION.

DESCRIPTION OF SECURITIES

Our current authorized capital stock consists of 100,000,000 shares of common stock with 97,500,000 of the 100,000,000 authorized shares designated as Class A Common Stock and 2,500,000 of the 100,000,000 shares designated as Class B Common Stock.

Class A Common Stock

The Class A Shares of Common Stock have been authorized by the Board of Directors of the Corporation as a new class of common stock.

(a)
Designation and Amount. Of the 100,000,000 authorized shares of common stock, $0.001 par value, 97,500,000 shares are hereby designated “Class A Shares of Common Stock” and possess the rights set forth below.

(b)	Initial Value. The initial value of each Class A Share of Common Stock is $0.001.

(c)
Dividends. The Class A Shares of Common Stock shall have equal ratable rights with the holders of the Class B Shares of Common Stock as to dividends from funds legally available if and when declared by the Board of Directors.

(d)
Liquidation. Upon occurrence of a liquidation, dissolution, or winding up of the Corporation, whether voluntary or involuntary (any such event, a “Liquidating Event”), each hold of a Class A Share of Common Stock shall be entitled to share ratably with the holders of the Class B Shares of Common Stock in all of the Corporation assets available for distribution to the holders of Class A Shares of Common Stock and the holders of Class B Shares of Common Stock upon liquidation, dissolution or winding up of the affairs of the Corporation.

Subject to applicable law, any non-cash assets of the Corporation that are legally available for distribution upon liquidation, dissolution, or winding up of the Corporation must be promptly liquidated by a liquidating trust or similar entity.

(e)	Preemptive Rights. The holders of Class A Shares of Common Stock shall not have preemptive rights, subscription or conversion rights and there are no redemption of sinking fund provisions or rights.

(f)
Voting Rights.  The holders of the Class A Shares of Common Stock will have one non-cumulative vote per share of Class A Share of Common Stock held of record on all matters on which stockholders may vote.

Class B Common Stock

(a)
Designation and Amount. Of the 100,000,000 authorized shares of common stock, $001, par value per share, 2,500,000 shares are hereby designated “Class  B Shares of Common Stock” and possess the rights set forth below.

(b)	Initial Value. The initial value of each share of Class B Shares of Common Stock (the “Class B Shares of Common Stock”) is $0.001.

(c)
Dividends. The Class B Shares of Common Stock shall have equal ratable rights with the holders of the Class A Shares of Common Stock as to dividends from funds legally available if and when declared by the Board of Director.

(d)
Liquidation. Upon occurrence of a liquidation, dissolution, or winding up of the Corporation, whether voluntary or involuntary (any such event, a “Liquidating Event”), each hold of a Class B Share of Common Stock shall be entitled to share ratably with the holders of the Class A Shares of Common Stock in all of the Corporation assets available for distribution to the holders of Class B Shares of Common Stock and the holders of Class A Shares of Common Stock upon liquidation, dissolution or winding up of the affairs of the Corporation.

Subject to applicable law, any non-cash assets of the Corporation that are legally available for distribution upon liquidation, dissolution, or winding up of the Corporation must be promptly liquidated by a liquidating trust or similar entity.

(e)
Conversion. Upon the one-year anniversary date of the issuance of the Blass B Shares of Common Stock, each Class B Share of Common Stock shall be convertible at anytime thereafter at the option of the holder thereof into twenty fully paid and non-assessable Class A Shares of Common Stock (the “Conversion”). To convert the Class B Share of Common Stock, the holder thereof shall provide written notice to the Corporation via facsimile and overnight courier setting forth the number of Class B Shares of Common Stock being converted and delivery instructions together with certificates evidencing the Class B Shares of Common Stock being converted.  The number of Class A Shares of Common Stock into which the Class B Shares of Common Stock are convertible are not subject to adjustment relating to any reorganization, merger or sale of assets, reclassification of securities, split, subdivision of combination shares.

(f)	Voting Rights. The holders of the Class B Shares of Common Stock will have twenty (20) voting rights for each Class B Share of Common Stock held of record.

The determination of the designations and the relative rights and the qualifications, limitations or restrictions thereof, relating to the Class A Shares of Common Stock and the Class B Shares of Common Stock, was duly made by the Board of Directors pursuant to the provisions of the Articles of Incorporation of the Corporation, and in accordance with the provisions of the Nevada Revised Statutes.

BUSINESS OPERATIONS

We are an urban produce production company that aims to be the supplier of choice of fresh, locally grown, high-quality organic and conventional fruits and vegetables for urban consumers.

We have identified a revenue opportunity in the produce industry which we believe is currently underutilized.  This consists primarily of producing select fruits and vegetables in a secure, indoor environment in close proximity to urban centers, where the population of potential consumers exceeds that of rural locales, regardless of regional climate or outdoor growing season constraints.  Our business plan therefore seeks to eliminate two of the most important logistical problems facing both producers and consumers of organic and conventional fruits and vegetables today:

●	costs and delays related to shipping fresh produce from where it is grown to where it can be sold; and

●	variations in climate that prevents certain produce from being grown in certain markets.

Our strategy is to develop a series of “Urban Barns” that we use to grow our fruits and vegetables in a number of urban centers, beginning with Vancouver, Canada and San Juan, Puerto Rico.  To do this, we plan to lease and retrofit a series of warehouse-type facilities in high density strategic locations and purchase and install proprietary growing machines to grow our organic and conventional produce.  We hope that this will provide consumers with a desirable degree of food security in addition to the other benefits associated with vertical farming, such as a reduced ecological footprint.  As of the date of this Prospectus, we have not secured any such locations and have not began growing fruit and vegetables in commercially viable quantities.

Our mission is to become the first company to create brand-name awareness for its produce by providing locally-grown fruits and vegetables to local retailers and businesses at prices that compete with those at which conventional and organic produce is typically offered.  We believe that this will permit consumers to substitute fresh, healthy, high-quality local equivalents into their diet in place of fruits and vegetables grown in distant regions at a similar or more competitive price point.

Currently, geography and logistics make local grown organic fruit and vegetables specialty or seasonal produce in areas with harsh winters such as the Northeast and Mid-West of the USA and all of Canada. The most common method of tapping into this market is with greenhouses. Unfortunately, this is a solution with high fixed costs and high variable costs. Due to the harsh winters and the encroachment on prime agricultural land, there is no realistic way for greenhouse growers to rapidly scale their operations to service all major urban markets. The main suppliers in the sector are large commercial enterprises in South California, or foreign enterprises in Mexico, Chile and Holland. According to figures generated by our management, shipping currently constitutes about seventy percent of the produce supply chain cost. As such, we believe there is an opportunity for Urban Barns to do two things: lower shipping costs without raising the fixed costs, and differentiate its product from other available produce.

 IDENTIFICATION OF DIRECTORS AND EXECUTIVE OFFICERS

All of our directors hold office until the next annual general meeting of the shareholders or until their successors are elected and qualified. Our officers are appointed by our board of directors and hold office until their earlier death, retirement, resignation or removal.

Our directors and executive officers, their ages and positions held are as follows:

Name	Age	Position
Jacob Benne	68	President, Chief Executive Officer and Director
Daniel Meikleham	67	Chief Financial Officer, Principal Accounting Officer, Secretary, Treasurer and Director
Robyn Jackson	64	Vice President, Logistics and Director
Mark Hanson	58	Director, Chairman of Audit Committee
Cesar Montilla	68	Director of Business Development and Director

Our Directors will serve in that capacity until our next annual shareholder meeting or until their successors are elected and qualified.  Officers hold their positions at the will of our Board of Directors.  There are no arrangements, agreements or understandings between non-management security holders and management under which non-management security holders may directly or indirectly participate in or influence the management of our affairs.

Jacob Benne, President, Chief Executive Officer and Director

Jacob Benne has been our President, Chief Executive Officer and Director since November 18, 2009. Mr. Benne graduated from the Dutch Agricultural College in 1960 in the top 5% of his class.  Following graduation, he joined the Dutch army and served his country for two years before entering the agricultural/horticultural industry.  He has since enjoyed a distinguished 46 year career that began with establishing his first greenhouse entrepreneurial enterprise in August 1963. Mr. Benne immigrated to Canada in 1981, and upon his arrival he established an eight-acre greenhouse facility with a local partner, acting as its project manager.  In nine years, the facility grew to cover fourteen acres.  Following this success, Mr. Benne acquired a neighboring property and established Bevo Farms Ltd. in 1987.  For the last 22 years he has operated Bevo Farms Ltd. (which subsequently became Bevo Agro Inc.), and in 2000 he took the company public by listing it on the TSX Venture Exchange under the trading symbol BVO.V.  Mr. Benne has served as the President and Chief Executive Officer of Bevo Agro Inc. for the past nine years and in that time has built the company into North America’s leading provider of propagated plants, with annual sales in excess of $15 million.  Mr. Benne brings his vast experience and enthusiasm to Urban Barns Foods Inc. as its President and is committed to the goal of making the company an international leader in the horticulture business.

Daniel Meikleham, Chief Financial Officer, Principal Accounting Officer, Secretary, Treasurer and Director

Daniel Meikleham has been our Chief Financial Officer, Principal Accounting Officer, Secretary and Treasurer since November 27, 2009.  He has also been our Director since September 21, 2009.  He is a co-creator of the Urban Barns Foods Inc. business concept. Mr. Meikleham is the former Chief Financial Officer and current Enterprise Risk Manager for Red Sea Housing Services, a publicly listed corporation in Saudi Arabia that employs over 3,000 people and has a market capitalization of approximately $500 Million. In 2006, he was instrumental in transforming the company from a private enterprise into a listed public company through a $140 million full prospectus IPO.  Mr. Meikleham’s responsibilities include strategic planning and overseeing the set-up of subsidiaries positioned throughout the world, including the Caribbean, North and Sub-Saharan Africa, the Middle East and Southeast Asia. Until 2005, Mr. Meikleham worked in the insurance business for 28 years with three major insurance corporations, culminating in a seven year stint with the Prudential Insurance Company of America during which he was honored five times as President of the Gibraltar Club for being their top national producer.  From 1998 to 2000, Mr. Meikleham also served as a co-founder and Director of a Puerto Rico venture capital fund.  Mr. Meikleham was educated at the Central College of Commerce and Distribution in Glasgow, Scotland, where he won the annual national British-wide government competition in mathematics.

Robyn Jackson, Vice President, Logistics and Director

Robyn Jackson has been our Vice President, Logistics and Director since November 20, 2009.
Mr. Jackson founded Robyn’s Transportation & Distribution Services Ltd. (formerly Robyn’s Trucking) in Alberta, Canada in 1976.  For the past 33 years he has served as its President and Chief Executive Officer and built the company into a niche refrigerated shipper of food and propagated plants, with annual revenues of more than CAD$17,000,000.  Mr. Jackson’s company currently owns five refrigerated distribution facilities across Western Canada, employs more than 60 professional drivers and ships food products and plants to all Wal-Mart, Sobeys and Canadian Tire stores in Canada located west of Thunder Bay, Ontario.  It also delivers goods to Canadian Superstore and Safeway warehouses across Western Canada.

Mark Hanson, Director

Mr. Hanson has been our director since December 1, 2009.  He is a qualified barrister and solicitor in four jurisdictions (New Zealand, the United Kingdom, Hong Kong and Australia), and has enjoyed a 22-year career in investment banking specializing in corporate finance, mergers and acquisitions, private equity and structured finance, including the formation of investment funds.
Mr. Hanson has been based in Bahrain since 2007, during which time he has been the Chief Executive Officer of Global Banking Corporation, an Islamic investment bank with a market capitalization of $250 million that is active in financial services in the private equity, real estate and energy sectors.  Prior to moving to Bahrain, Mr. Hanson worked in Saudi Arabia for a period of three years as an advisor to the Deputy Governor of the country’s central bank (SAMA) before establishing the Saudi investment banking arm of ABN AMRO. Currently, he is a consultant with Cynosure Associates consulting in financial, oil & gas, real estate, logistics and agriculture sectors. He is active in Bahrain, Kuwait, Sudan and North America. Before his engagement in the Middle East, Mr. Hanson worked in Hong Kong for 11 years and Singapore for two years acting variously as the Chief Executive Officer of Bain Securities Limited, the Managing Director of Peregrine Capital Limited and the Deputy Chief Executive of the Hong Kong Stock Exchange, the latter for a period of three-and-a-half years.  Mr. Hanson graduated from the University of Auckland, New Zealand with a Bachelor of Laws degree in 1976.

Cesar Montilla, Director of Business Development, Director

Mr. Montilla has been the Chief Executive Officer of SPECTRUM Finance Network, an international consulting organization, and private capital firm with expertise and experience, on the structuring, re-structuring, and financing of companies, since 2000.  He was also President of Ascender Management Services, Inc. an SEC registered investment advisory firm to individuals and institutions between 2004 and 2007. He had been Chairman and Chief Executive Officer of Clark Melvin Securities Corporation since 1990. In October 1997 Samuel Ramirez & Co., one of the nation's largest municipal bond dealers, purchased Clark Melvin, and he became a Managing Director at that firm and left in 1998. From 1980 he was Managing Director in charge of Kidder, Peabody's total business in Florida and South America and President of Kidder Peabody, Puerto Rico Inc., until he became a Managing Director of Merrill Lynch, who acquired that region in 1989. He left Merrill Lynch in 1990 to become the principle of Clark Melvin. Prior to 1980, Mr. Montilla was Chairman of the Securities Corporation of Puerto Rico which, at that time, was Puerto Rico's only native investment banking corporation, and an affiliate of the First Boston Corporation.  From 1965 to 1973 he was Vice President and stockholder of Blyth, Eastman Dillon and Co. A native of Puerto Rico, Mr. Montilla graduated from the Cheshire Academy in Connecticut, attended Cornell University, Ithaca, N.Y., the University of Puerto Rico, and the University of Florida in Gainesville where he studied Architecture.  He completed studies at the New York Institute of Finance in 1965. Mr. Montilla has served on the Board of Directors of the Puerto Rican Society of Financial Analysts and the Puerto Rico Development Fund of the Government Development Bank of Puerto Rico.  He has also served on Advisory Councils for the United States Department of Commerce, Banco Popular de Puerto Rico and the New York Stock Exchange. He was a registered principal with the National Association of Securities Dealers (NASD), served on the Public Finance Committee of the Public Securities Association (PSA), the Executive Committee of the Public Securities Association and the Executive Committee of the New York Region of the Securities Industry Association (SIA). He served on the Boards of GM Group and Fajardo Federal Bank until both institutions were sold in 1999; he also served as Chairman of the Salvation Army's Advisory Council and was on the Board of Directors of the Puerto Rico Aqueduct and Sewer Authority (PRASA) for six years. Mr. Montilla currently sits on the Boards of GM Capital, HIMA•San Pablo Hospitals; Sofscape Caribe, Opera de Puerto Rico, Inc., “Fondita de Jesus” and is on the Puerto Rico Advisory Board of the United States Army.

INVOLVEMENT IN CERTAIN LEGAL PROCEEDINGS

During the past five years, none of our directors, executive officers or persons that may be deemed promoters is or have been involved in any legal proceeding concerning: (i) any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time; (ii) any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses); (iii) being subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction permanently or temporarily enjoining, barring, suspending or otherwise limiting involvement in any type of business, securities or banking activity; or (iv) being found by a court, the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law (and the judgment has not been reversed, suspended or vacated).

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

The following table sets forth certain information concerning the number of shares of our Class A Common Stock and Class B Common Stock owned beneficially as of the date of this Information Statement by: (i) each of our directors, (ii) each of our named executive officers and (iii) owners of 5% or more of our common shares. There was no other person or group known by us to beneficially own more than 5% of our outstanding shares of common stock.  Unless otherwise indicated, the shareholders listed below possess sole voting and investment power with respect to the shares they own. All persons named have sole voting and investment power with respect to the shares, except as otherwise noted.  The number of shares described below includes shares which the beneficial owner described has the right to acquire within 60 days of the date of this Information Statement. The total voting power on a per share basis is equal to 103,804,758 votes based upon 53,804,758 shares of Class A Common Stock outstanding and 2,500,000 shares of Class B Common Stock outstanding (50,000,000 votes based on twenty votes per share of Class B Common Stock.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Voting Rights (1)
Class A Common Stock Class B Common Stock	Jacob Benne (2) 7170 Glover Drive Milner, British Columbia Canada V0X 1T0	25,000,000 (3) 1,087,500	31.0%
Class A Common Stock Class B Common Stock	Daniel Meikleham (4) 12936 Elbow Drive SW Calgary, Alberta Canada T2W 6G6	25,000,000 (5) 1,087,500	25.8%
Class A Common Stock	Robyn Jackson (6) 72 Prestwick Estate Way SE Calgary, Alberta Canada T2Z 3Y9	0	0
Class A Common Stock	Mark Hanson (7) House No. 43, Block 4 Kaifan, Kuwait	0	0
Class A Common Stock	Cesar Montilla (8) 1825 Miosotis Street,"Santa Maria", San Juan, Puerto Rico (USA), 00927	0	0
Class A Common Stock Class B Common Stock	All Officers and Directors as a Group	25,000,000 2,175,000	56.8%
Class A Common Stock	Gerald Fitzpatrick 982 Habgood Street White Rock, British Columbia Canada V4B 4W6	25,000,000 (9)	24.2%
Class A Common Stock	Socius CG II, Ltd. Clarendon House, 2 Church Street Hamilton, HM 11, Bermuda	27,470,588 (10)	26.6%
	All Others as a Group	52,470,588

(1)
Based on 53,804,758 shares of our Class A Common Stock, and warrants to acquire a further 27,371,500 shares of our Class A Common Stock issued and outstanding for a total of 77,176,258 shares of Class A Common Stock issued and outstanding as of June 14, 2011 and 2,500,000 shares of our Class B Common Stock issued and outstanding as of June 14, 2011.

(2)	Jacob Benne is our President, Chief Executive Officer and Director.

(3)
Includes 5,000,000 shares of Class A Common Stock and 1,087,500 shares of Class B Common Stock held by the Benne Family Trust, a trust over which Mr. Benne has sole voting and investment power, 10,000,000 shares of Class A Common Stock and 1,087,500 shares of Class B Common Stock held by the Meikleham Family Trust, a trust over which Daniel Meikleham, our Chief Financial Officer, Principal Accounting Officer, Secretary, Treasurer and Director, has shared voting and investment power, and 10,000,000 shares of Class A Common Stock held by Gerald Fitzpatrick.  All of the Class A Common Stock shares are subject to a voting and lock up agreement between the Benne Family Trust, the Meikleham Family Trust and Gerald Fitzpatrick dated December 4, 2009.

(4)	Daniel Meikleham is our Chief Financial Officer, Principal Accounting Officer, Secretary, Treasurer and Director.

(5)
Includes 10,000,000 shares of Class A Common Stock and 1,087,500 shares of Class B Common Stock held by the Meikleham Family Trust, a trust over which Mr. Meikleham has shared voting and investment power, 5,000,000 shares of Class A Common Stock and 1,087,500 shares of Class B Common Stock held by the Benne Family Trust, a trust over which Jacob Benne, our President, Chief Executive Officer and Director, has sole voting and investment power, and 10,000,000 shares of Class A Common Stock held by Gerald Fitzpatrick.  All of the Class A Common Stock shares are subject to a voting and lock up agreement between the Benne Family Trust, the Meikleham Family Trust and Gerald Fitzpatrick dated December 4, 2009.

(6)	Robyn Jackson is our Vice President, Logistics and Director.

(7)	Mark Hanson is our Director and the Chairman of our Audit Committee.
(8)	Cesar Montilla is our Director of Corporate Development.

(9)
Includes 10,000,000 shares of Class A Common Stock held by Mr. Fitzpatrick, 5,000,000 shares of Class A Common Stock held by the Benne Family Trust, a trust over which Jacob Benne, our President, Chief Executive Officer and Director, has sole voting and investment power, and 10,000,000 shares of Common Stock held by the Meikleham Family Trust, a trust over which Daniel Meikleham, our Chief Financial Officer, Principal Accounting Officer, Secretary, Treasurer and Director, has shared voting and investment power.  All of these shares are subject to a voting and lock up agreement between the Benne Family Trust, the Meikleham Family Trust and Mr. Fitzpatrick dated December 4, 2009.

(10)	Includes 1,470,588 shares of our Class A common stock.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS AND DIRECTOR INDEPENDENCE

None of our directors, officers or principal stockholders, nor any associate or affiliate of the foregoing, have any interest, direct or indirect, in any transaction or in any proposed transactions, which has materially affected or will materially affect us during fiscal year ended July 31, 2010.

INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO
MATTERS TO BE ACTED UPON

As of the date of this Information Statement, there are no persons identified by our management who have an interest in the matters to be acted upon nor who are in opposition to the matters to be acted upon.

As of the date of this Information Statement there are no persons who have been one of our directors or officers since the beginning of the last fiscal year or are currently one of our directors or officers that oppose any action to be taken by us.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS
SHARING AN ADDRESS

One Information Statement will be delivered to multiple shareholders sharing an address unless we receive contrary instructions from one or more of the shareholders. Upon receipt of such notice, we will undertake to deliver promptly a separate copy of the Information Statement to the shareholder at a shared address to which a single copy of the documents was delivered and provide instructions as to how the shareholder can notify us that the shareholder wishes to receive a separate copy of the annual report on Form 10-K or the Information Statement. In the event a shareholder desires to provide such notice to us, such notice may be given by mail to located at 7170 Glover Drive, Milner, British Columbia, Canada V0X 1T0.

By Order of the Board of Directors

/s/ Jacob Benne
Jacob Benne
President/Chief Executive Officer